EXHIBIT 1


                 SIGNAL TECHNOLOGY CORPORATION AND SUBSIDIARIES

                                 COMPUTATION OF
                               NET LOSS PER SHARE
                    (In thousands, except per share amounts)

                                                          Three Months Ended
                                                          ------------------
                                                      March 31,        March 31,
                                                        1996             1995
                                                        ----             ----


Net loss..........................................    $ (155)          $ (458)
                                                      ======           ======


Weighted average number of shares outstanding
during the period.................................     6,977            6,845


Net loss per share................................    $(0.02)          $(0.07)
                                                      ======           ======







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